Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:  Mark Warren (205) 298-3220

Media Contact:  David Donaldson (205) 298-3220

VULCAN MATERIALS COMPANY ANNOUNCES
CHIEF FINANCIAL OFFICER SUCCESSION PLAN

BIRMINGHAM, Ala., July10, 2018 -- Vulcan Materials Company (NYSE: VMC) today announced a succession plan for the chief financial officer position.  The Company has named Suzanne H. Wood as Senior Vice President and Chief Financial Officer, effective September 1, 2018.  Ms. Wood will succeed John R. McPherson, currently Executive Vice President, Chief Financial and Strategy Officer.  In order to ensure a smooth transition, Mr. McPherson will continue to serve in his current capacity until the end of August, and will remain with Vulcan as Chief Strategy Officer until the end of 2018, after which he plans to spend more time with his family in Dallas, Texas.
Tom Hill, Chairman and CEO, said, "Vulcan has benefitted tremendously from John's counsel and leadership over the years and we appreciate John's commitment to a smooth handover.  He has played a critical role in all of our endeavors as we have continued to build an even stronger, aggregates-focused company with strategic positions in high-growth markets across the United States.  We are very grateful for John's dedicated service to the Company.  At the same time, we understand the challenges of splitting his time between his home in Dallas and Vulcan's headquarters in Birmingham, and his desire to spend more time with his family.  John will remain an active member of our team executing Vulcan's ongoing strategy until the end of the year.
Continued Mr. Hill, "After having engaged in a thoughtful search for a new CFO, we are delighted to welcome Suzanne Wood to Vulcan.  She is a proven executive who will bring valuable experience and perspective to our senior team.  Suzanne most recently served as the CFO of Ashtead Group, a FTSE 50 international equipment rental company serving the construction industry and other markets.  As such, she has a strong understanding of the end markets we supply and of how to drive growth in a multi-local business.  During her tenure as CFO of Ashtead Group, the company's revenues, profits and market value all increased significantly, while debt leverage declined.  We look forward to her contributions to Vulcan's future success."
From 2012 to 2018, Ms. Wood was Group Finance Director and CFO of Ashtead Group plc, (2017 revenues of $4.2 billion).  Prior to becoming CFO of Ashtead, Ms. Wood was Executive Vice President and CFO of Sunbelt Rentals, Inc., the North American subsidiary of Ashtead comprising nearly 90 percent of its revenues.  A certified public accountant, Ms. Wood also previously held CFO positions at Tultex Corporation and Oakwood Homes Corporation.

She currently serves on the Board of Directors and Audit Committee of RELX Group, a FTSE 50 global professional information and analytics company.  Ms. Wood, a graduate of Virginia Polytechnic Institute and State University, began her career with PricewaterhouseCoopers.
In her new capacity as Senior Vice President and Chief Financial Officer of Vulcan, Ms. Wood will report to Chairman and CEO Tom Hill.
Mr. Hill concluded, "Vulcan is well positioned for years to come, and we remain focused on continuing to grow cash flow and margins, as we benefit from the ongoing strength of private construction in our markets, growing spending across the public sector, and the outstanding performance of our sales and operating teams."
Vulcan Materials Company, a member of the S&P 500 index, is the nation's largest producer of construction aggregates and a major producer of other construction materials.  For additional information see www.vulcanmaterials.com.
FORWARD-LOOKING STATEMENT DISCLAIMER
This news release may contain "forward-looking statements" as defined in the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from expectations. Readers are strongly encouraged to read the full cautionary statements contained in Vulcan Materials Company filings with the SEC. Vulcan Materials Company disclaims any obligation to update or revise any forward-looking statements.
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